                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 17, 2000


                                 IFX Corporation
                                 ---------------
             (Exact name of Registrant as Specified in Its Charter)


          Delaware                        0-15187                36-3399452
-------------------------------   ------------------------   -------------------
(State or Other Jurisdiction of   (Commission file number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                                 IFX Corporation
                           707 Skokie Blvd., 5th Floor
                           Northbrook, Illinois 60062
                          -----------------------------

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 (847) 412-9411
                                ----------------
              (Registrant's Telephone Number, Including Area Code)


             -------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

As previously reported on Registrant's Report on Form 8-K dated June 15, 2000, Registrant secured a commitment for $25 million in funding ($14.9 million payable on June 15, 2000 and $10.1 million payable on the subsequent closing date) from UBS Capital Americas III, L.P. and UBS Capital LLC (collectively, the "Purchasers"), to be used for working capital purposes. Pursuant to the Stock Purchase Agreement dated as of June 15, 2000, by and among Registrant and the Purchasers (the "Stock Purchase Agreement"), the Purchasers purchased 1,210,398 shares of IFX Class I Series A Preferred Stock. On July 17, 2000, the Purchasers purchased an additional 820,471 shares of IFX Class II Series A Preferred Stock (for an aggregate purchase price of $10.1 million).


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

Exhibit Number    Description of Exhibit
--------------    ----------------------
     4.1*         Certificate of Designation, Powers, Preferences and Rights
                  of Series A Convertible Preferred Stock of the Registrant
    10.2*         Stock Purchase Agreement dated as of June 15, 2000 among the
                  Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC
    99.1          Press release dated July 19, 2000

*Incorporated by reference to Registrant's Report on Form 8-k dated June 15,
 2000
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IFX Corporation



                              By:   /s/ Joel Eidelstein
                                   ------------------------
                                    Joel Eidelstein,
                                    President

Date: August 22, 2000


                                 IFX CORPORATION

                                  EXHIBIT INDEX


Exhibit Number    Description of Exhibit
--------------    ----------------------
    4.1*          Certificate of Designation, Powers, Preferences and Rights
                  of Series A Convertible Preferred Stock of the Registrant
   10.2*          Stock Purchase Agreement dated as of June 15, 2000 among the
                  Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC
   99.1           Press release dated July 19, 2000

   *Incorporated by reference to Registrant's Report on Form 8-k dated June 15,
    2000